Exhibit 99.1

ClearSign Technologies Corporation

Announces Proposed Public Offering of Common Stock

Tulsa, OK. May 26, 2022 –ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today announced that it is proposing to sell shares of its common stock in an underwritten public offering.  All of the shares in the underwritten public offering are to be sold by ClearSign. ClearSign intends to grant the underwriter a 30-day option to purchase an additional 15% of the shares of common stock offered in the public offering at the public offering price, less the underwriting discount. ClearSign intends to use the net proceeds from the offering for working capital, research and development, marketing and sales, and general corporate purposes. The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Newbridge Securities Corporation is acting as the sole book-running manager of the offering.

The shares described above are being offered by ClearSign pursuant to a shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC").  A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC's website at http://www.sec.gov.  A final prospectus supplement describing the terms of the offering will be filed with the SEC. The offering will be made only by means of the prospectus supplement and the accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Copies of the preliminary prospectus supplement, and accompanying base prospectus relating to this offering, may be obtained from Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway | Suite 400 | Boca Raton, FL 33432, email: syndicate@newbridgesecurities.com, telephone: (877) 447-9625.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™, and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

This press release contains forward-looking statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed in the section “Risk Factors” included in the preliminary prospectus supplement filed with the SEC on May 26, 2022. ClearSign cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com